                                                                  EXHIBIT 10.15


                         AGREEMENT OF PURCHASE AND SALE

         This Agreement of Purchase and Sale (the "Agreement"), is made and entered into as of January 24, 1997, by and between ACR Group, Inc., a Texas corporation (the "Seller"), and St. James Capital Partners, L.P., a Delaware limited partnership (the "Purchaser"), and sets forth the terms and conditions of the sale and purchase of a $1,400,000 10% Convertible Promissory Note, substantially in the form attached hereto as Exhibit A (the "Note"). For purposes of this Agreement, the term "Seller" is defined to mean ACR Group, Inc. and each of its subsidiaries.

         WHEREAS, the Seller desires to issue and sell to the Purchaser, and the Purchaser desires to purchase and accept from the Seller, the Note in the form of Exhibit A, on the terms and subject to the conditions set forth herein, the obligations of which of the Seller are secured by the Borrower Security Agreement, the Subsidiary Security Agreement, the Subsidiary Guaranty and the Collateral Agreement, each dated as of the date hereof and attached as Exhibits B, C, D and E, respectively (the "Security Documents").

         WHEREAS, the Seller and the Purchaser desire to make certain representations, warranties and agreements in connection with the purchase and sale of the Note contemplated hereby.

         WHEREAS, the Seller desires to sell to the Purchaser warrants (the "Warrants"), to purchase shares of Seller's common stock, par value $.01 per share (the "Common Stock"), which Warrants shall have the terms and be subject to the conditions set forth in the Form of Warrants attached hereto as Exhibit F (the "Warrants").

         WHEREAS, the Seller desires to grant to the Purchaser certain registration rights in respect to the shares of Seller's Common Stock that may be acquired on the conversion of the Note or the exercise of the Warrants, which registration rights shall have the terms and be subject to the conditions set forth in the Registration Rights Agreement attached hereto as Exhibit G (the "Registration Rights Agreement"; this Agreement, the Note, the Security Documents, the Warrants and the Registration Rights Agreement are collectively referred to as the "Transaction Documents").

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein, the parties agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

         1.1 Purchase and Sale of the Note and the Warrants. Subject to the terms of this Agreement, the Seller agrees to and does hereby issue, sell and deliver the Note and the Warrants to the Purchaser at the Closing (as defined herein), and Purchaser agrees to and does hereby purchase and accept the Note and the Warrants from the Seller.

         1.2 Consideration for Purchase of the Note. Subject to the terms of this Agreement, the Purchaser hereby agrees to pay to the Seller at Closing, by check or wire transfer to the account of the Seller, $1,400,000, as the consideration for the purchase of the Note (the "Note Consideration").

         1.3 Consideration for Purchase of the Warrants. Subject to the terms of this Agreement, the

Purchaser hereby agrees to pay to the Seller at Closing, by check or wire transfer to the account of the Seller, $280.00, or $0.001 per Warrant, as the consideration for the purchase of the Warrants (the "Warrants Consideration"; the Note Consideration and the Warrants Consideration are collectively referred to as the "Consideration").

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to the Purchaser as follows:

         2.1 Organization, Standing, and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller is licensed and qualified to do business as a foreign corporation in each jurisdiction in which the character of Seller's properties, owned or leased, or the nature of its activities makes such qualification or license necessary, except where failure to be so licensed and qualified would not have a material adverse effect on Seller's business.

         2.2 Authority; No Defaults. Seller has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller. The Transaction Documents have been executed and delivered by Seller and constitute the valid and binding obligation of Seller, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which, with notice or lapse of time or both, would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, ordinance or regulation, or any restriction to which any property of Seller is subject or by which Seller is bound, the effect of which would be materially adverse to Seller. Seller is not, nor is it alleged to be, in material violation or default of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), relating to or affecting the operation, conduct or ownership of the property or business of Seller.

         2.3 Approvals. There is no legal impediment to the execution and delivery of the Transaction Documents by Seller or to the consummation of the transactions contemplated thereby, and no filing or registration with, or authorization, consent or approval of, a Governmental Entity, shareholders or any other third party is necessary for the consummation by Seller of the transactions contemplated thereby.

         2.4 SEC Documents. Seller has made all filings with the Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since February 28, 1995. Seller has provided to the Purchaser a true, complete and correct copy of Seller's





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annual report on Form 10-K for the fiscal year ended February 29, 1996 together with all amendments thereto, and any and all filings with the SEC made by Seller (including all requested exhibits to such filings) since the filing of said Form 10-K (all such documents that have been filed with the SEC, as amended, are referred to as the "Seller SEC Documents"). As of their respective dates, and except as amended, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Seller included in the Seller SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of Seller as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Except as set forth in the Seller SEC Documents, since November 30, 1996, (i) there have been no material adverse changes in the Seller's business, operations or financial condition and (ii) Seller's operations have been conducted in the ordinary course of business except as disclosed in writing to the Purchaser.

         2.5 Litigation. Except as set forth in Seller SEC Documents, as of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the best knowledge of Seller, threatened against or affecting Seller (or any of its respective officers or directors in connection with the business of Seller), nor is there any outstanding judgment, order, writ, injunction or decree against Seller, which judgment would have a material adverse effect on Seller. Seller is not subject to any court order, writ, injunction, decree, settlement agreement or judgment that contains or orders any on-going obligations, whether prohibitory or mandatory in nature, the performance of which would have a material adverse effect on Seller.

         2.6 Capitalization. Seller has authorized capital stock of (a) 25,000,000 shares of Common Stock of which there are 10,371,555 shares issued and outstanding, and (b) 2,000,000 shares of preferred stock, par value $.0l per share, ("Preferred Stock"), of which none are issued and outstanding. All of the issued and outstanding shares of Common Stock were duly and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock have been issued in violation of any preemptive rights of the current or past shareholders of Seller. As of the date hereof, the Seller has reserved for issuance (i) an aggregate of 923,437 shares of Common Stock issuable on issuance of stock options to employees, officers and directors,
(ii) an aggregate of 1,000,000 shares of Common Stock issuable on issuance of stock options and warrants to persons other than those described above in (i), and (iii) no shares of Common Stock are issuable on exercise of convertible securities other than those listed in (i) and (ii) above. Except as set forth on Schedule 2.6, or described above in (i), (ii) and (iii), and except for shares that may be issued in connection with completed or pending acquisitions, there are no outstanding options, warrants or rights to subscribe for, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Seller or contracts, commitments, understandings or arrangements by which Seller is or may be obligated to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the Common Stock issued on the conversion of the Note and the exercise of the Warrants will be fully paid, non-assessable and free and clear of any preemptive rights and Encumbrances. As used in this Agreement, the term "Encumbrance" means and includes (i) any





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security interest, mortgage, deed of trust, lien, charge, pledge, proxy, adverse claim, equity, power of attorney, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (ii) any Uniform Commercial Code financing statement or other public filing, notice or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper public filing, notice or record.

         2.7 Subsidiaries. Schedule 2.7 sets forth a true, complete and correct list of each subsidiary of Seller, including state or country of organization and address of its principal executive offices. Each subsidiary of Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own, to lease or to operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification or license necessary, unless the failure to be so licensed or qualified would not have a material, adverse effect on Seller. Except as set forth in Schedule 2.7, all outstanding shares of capital stock of each subsidiary of Seller were duly and validly issued and are fully paid, nonassessable and owned by Seller or a subsidiary of Seller, free and clear of all Encumbrances. There are no options, warrants or other rights, agreements or commitments (including preemptive rights) obligating Seller or any of its subsidiaries to issue, to sell or to transfer any shares of capital stock or other securities of any subsidiary of Seller.

         2.8 Liabilities. Except as set forth in Schedule 2.8, Seller has no liabilities or obligations, either accrued, absolute, contingent, or otherwise that have a material adverse effect on the value or business of Seller, and Seller has no knowledge of any potential liability that it reasonably believes would likely result in a material adverse effect on the value or business of the Seller, other than those (a) reflected or reserved against in the unaudited consolidated balance sheet of Seller at November 30, 1996 or disclosed in other Seller SEC Documents or (b) incurred in the ordinary course of business since November 30, 1996.

         2.9 Licenses, Permits, Authorizations, Etc. Seller holds all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of any type required to operate its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such approval, authorization, consent, license, order, franchise, right, registration or permit.

         2.10    Title to Assets; Encumbrances.  Except as set forth in
Schedule 2.10:

                 2.10.1 Seller has good and indefeasible title to its assets, whether real, personal or intangible, free and clear of all Encumbrances except
(i) as reflected in the Seller SEC Documents, (ii) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (iii) mechanic's liens arising under the operation of law for actions contested in good faith or for which payment arrangements have been made, (iv) liens granted or incurred by Seller in the ordinary course of its business or financing of equipment, office space, furniture and computers in the ordinary course of its business, and (v) easements, rights of way, encroachments or other reductions or matters affecting title which do not prevent the assets from being used for the purpose for which they are currently being used;





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                 2.10.2   There are no parties in possession of any of the
assets of Seller other than personal property held by third parties in the reasonable and ordinary course of business. Seller enjoys full, free and exclusive use and quiet enjoyment of its assets and its rights pertaining thereto. Seller enjoys peaceful and undisturbed possession under all leases under which it is a lessee, and all such leases are legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

         2.11 Taxes and Returns. Seller has filed all required tax returns and reports. Seller has paid all taxes, assessments and governmental charges and penalties which it has incurred, except such as are being or may be contested in good faith by appropriate proceedings. Seller is not delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted, or assessed against Seller, and no requests for waivers of the time to assess any such tax are pending. For the purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         2.12 Insurance. Each policy of property, fire and casualty, product liability, worker's compensation, professional liability and title insurance and other forms of insurance (except group, health and life policies) and each bond issued or posted by any person with respect to any operations or other activities of Seller is, to the knowledge of Seller, the legal, valid and binding obligation of the insurer or bond issuer, enforceable in accordance with its terms, and is in an amount and provides for coverage as is customary in the ordinary business practices of Seller's industry.

         2.13 Hazardous Wastes and Substances. Except as set forth in Seller SEC Documents, neither the operations of Seller nor the use of its assets violates any applicable federal, state or local law, statute, ordinance, rule, regulation, memorandum of understanding, order or notice requirement pertaining to the collection, transportation, storage, treatment, discharge, release or disposal of hazardous or non-hazardous waste or substances, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time on or before the Closing Date ("CERCLA") (including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and such regulations promulgated under CERCLA on or before the Closing Date, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), as amended from time to time ("RCRA") on or before the Closing Date, and such regulations promulgated under RCRA,
(iii) any applicable federal, state or local laws or regulations relating to the environment in effect on the Closing Date (collectively, the "Applicable Environmental Laws"). Except as set forth in the Seller SEC Documents, none of the operations of Seller has ever been conducted nor have any of its assets been used in such a manner as to constitute a violation of any of the Applicable Environmental Laws. Except as set forth in Seller SEC Documents, no notice has been served on Seller by any person or Governmental Entity regarding any existing, pending or threatened investigation or inquiry related to violations under any Applicable Environmental Law, or regarding any claims for corrective action, remedial obligations or contribution for removal costs or damages under any Applicable Environmental Law or regarding the designation of Seller or any of its affiliates as a potentially responsible party for any facility under the Applicable Environmental Laws, nor, does any fact or circumstance exist which, if disclosed publicly, would be reasonably likely to result in the service on Seller of any such notice. Except as set forth on Seller SEC Documents, there has been no action taken, or omitted to be taken by Seller which has caused, or would be reasonably likely to cause, a "release" of any "hazardous substance" at any "facility", without limitation, within the meaning of such terms as





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defined in the Applicable Environmental Laws.

         2.14 Use of Proceeds. Seller shall use the consideration for purposes of funding the acquisition of all of the capital stock of Lifetime Filter, Inc. ("Lifetime Filter") and the assets of the O'Leary Family Partnership, Ltd. (the "O'Leary Partnership") pursuant to that certain Purchase Agreement dated as of January 1, 1997 (the "Lifetime Agreement"), among Seller, Lifetime Filter, Richard O'Leary, and the O'Leary Partnership.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         3.1 Investment Intent. The Note and the Warrants are being acquired for Purchaser's own account and not with a view to public distribution and Purchaser acknowledges that the purchase and sale of the Note and the Warrants is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act.

         3.2 Accredited Investor. The Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act.

         3.3 Restricted Securities. The Purchaser acknowledges that the Note and the Warrants have not been registered under the Act and therefore cannot be sold or transferred unless either they are subsequently registered under the Act (as well as under any applicable state securities laws) or an exemption from such registration is available. The Note and the Warrants will be "restricted securities" under Rule 144 promulgated under the Act, and unless and until registered under the Act, the Note and the Warrants may be subject to limitations on resale set forth in Rule 144 or in administrative interpretations of the Securities Act by the SEC or in other rules and regulations in effect at the time of the proposed sale or other disposition of the Note or the Warrants.

                                   ARTICLE IV

                                  THE CLOSING

       4.1 Time and Place. The closing of the purchase and sale of the Note and the Warrants (the "Closing") will take place on a date agreed to by the parties (the "Closing Date"), at the offices of Gardere Wynne Sewell & Riggs, L.L.P., unless another time and place are agreed to by the parties.

       4.2 Conditions to the Obligation of Seller. The obligation of Seller to effect the Closing is subject to the Purchaser delivering, or causing to be delivered, to Seller at the Closing the Consideration.

       4.3 Conditions to the Obligation of Purchaser. The obligation of Purchaser to effect the Closing is subject to Seller delivering, or causing to be delivered, to Purchaser at the Closing the following:

                 4.3.1 evidence, to the satisfaction of Purchaser, that the transactions contemplated in the Lifetime Agreement have been consummated;

                 4.3.2 copies, certified by the Secretary of State of the State of Texas, of the Articles





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         of Incorporation of Seller and all amendments thereto;

                 4.3.3 copies, certified by the Secretary of Seller as of the Closing Date, of the bylaws of Seller and all amendments thereto;

                 4.3.4 copies, certified by a certificate of the Secretary of Seller as of the Closing Date, of resolutions duly adopted by the board of directors of Seller, authorizing the execution and delivery by Seller of the Transaction Documents and all other agreements or other documents contemplated thereby, the completion of the sale of the Note and Warrants and the taking of all such other corporate action as shall have been required as a condition to, or in connection with, the sale of the Note and Warrants;

                 4.3.5    the Note;

                 4.3.6 the Security Documents and any related financing statements;

                 4.3.7    the Warrants;

                 4.3.8    the Registration Rights Agreement;

                 4.3.9 an opinion of Robert D. Remy, counsel to Seller, in form and substance acceptable to Purchaser;

                 4.3.10 written consent from all third parties requiring prior approval of the transactions contemplated by this Agreement, including the consents of NationsBank of Texas, N.A. and The Catalyst Fund, Ltd.; and

                 4.3.11 (i) the certificates evidencing all of the issued and outstanding capital stock of Valley Supply, Inc. together with the associated stock powers executed in blank, (ii) the certificates evidencing all of the issued and outstanding capital stock of Ener-Tech Industries, Inc. together with the associated stock powers executed in blank, (iii) the certificates evidencing all of the issued and outstanding capital stock of Florida Cooling Supply, Inc. together with the associated stock powers executed in blank, (iv) the certificates evidencing all of the issued and outstanding capital stock of Time Energy Systems Southwest, Inc. together with the associated stock powers executed in blank, and (v) the certificates evidencing all of the issued and outstanding capital stock of Lifetime Filter, Inc, together with the associated stock powers executed in blank.

                                   ARTICLE v

                               GENERAL PROVISIONS

         5.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained in this Agreement shall survive the Closing until the lesser of: (i) such time as the Purchaser is no longer the owner of any of the Shares or (ii) 4 years.

         5.2 Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in





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person, transmitted by telecopier (with receipt confirmed) or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

         (a)      If to Seller:

                  ACR Group, Inc.
                  3200 Wilcrest Drive, Suite 440
                  Houston, Texas 77042
                  Attn: Mr. Alex Trevino, Jr., President

         (b)      If to Purchaser:

                  St. James Capital Partners, L.P.
                  c/o St. James Capital Corp.
                  1980 Post Oak Boulevard, Suite 2030
                  Houston, Texas 77056
                  Attn: John L. Thompson

         5.3 Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person any rights or remedies hereunder,
(iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware and (iv) may be executed in two or more counterparts which together shall constitute a single agreement.

         5.4 Publicity. Seller and Purchaser promptly shall advise and cooperate with the other prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release with respect to this Agreement or the explicit transactions contemplated hereby. Notwithstanding the foregoing, without the prior consent of the Purchaser, neither Seller nor any of its directors, officers, employees or agents shall issue any press release which includes the name of the Purchaser or any of the Purchaser' affiliates.

         5.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

         5.6 Schedules. All statements contained in any exhibit, schedule, appendix, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

         5.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which constitutes an original execution and, in the aggregate, constitute a single document.





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                            SELLER'S SIGNATURE PAGE

         IN WITNESS WHEREOF, Seller has signed this Agreement as of the date first written above.



                                            ACR GROUP, INC.



                                            By: /s/ ALEX TREVINO, JR.
                                              --------------------------------
                                                Alex Trevino, Jr., President





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                           PURCHASER'S SIGNATURE PAGE



    IN WITNESS WHEREOF, Purchaser has signed this Agreement as of the date first written above.



                                    ST. JAMES CAPITAL PARTNERS, L.P.

                                    By:  St. James Capital Corp., its
                                         General Partner

                                    /s/ JOHN L. THOMPSON
                                    --------------------------------------
                                    John L. Thompson, President





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